Exhibit No. 23

                          INDEPENDENT AUDITORS' CONSENT

THE NEW YORK TIMES COMPANY

      We consent to the incorporation by reference in Registration Statements No. 333-43369, No. 333-43371, No. 333-37331, No. 333-09447, No. 33-31538, No.
33-43210, No. 33-43211, No. 33-50461, No. 33-50465, No. 33-50467, No. 33-50459,
No. 33-56219, No. 333-49722 and No. 333-70280 on Form S-8 and in Registration Statement No. 333-62023 on Form S-3 of our report dated January 28, 2002 (February 21, 2002 as to Note 18), appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 30, 2001.


/s/ DELOITTE & TOUCHE LLP

New York, New York
February 22, 2002